Exhibit 24.1

POWER OF ATTORNEY

(Registration Statement on Form S-8)

Each of the undersigned directors of Duluth Holdings Inc., a Wisconsin corporation (the “Company”), designates each of Stephen L. Schlecht, Stephanie L. Pugliese and Mark M. DeOrio, with the power of substitution and resubstitution, as the undersigned’s true and lawful attorney-in-fact for the undersigned and in the undersigned’s name, place and stead to sign for the undersigned and in the undersigned’s name in the capacity as a director of the Company the Registration Statement on Form S-8 relating to the 2015 Equity Incentive Plan of the Company, and to file the same, with all exhibits thereto, other documents in connection therewith, and any amendments to any of the foregoing, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned’s substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, in one or more counterparts, as of this 15th day of September, 2015.

/s/ Stephen L. Schlecht	/s/ Stephanie L. Pugliese
Stephen L. Schlecht	Stephanie L. Pugliese

/s/ E. David Coolidge III	/s/ Thomas G. Folliard
E. David Coolidge III	Thomas G. Folliard

/s/ Francesca M. Edwardson	/s/ C. Roger Lewis
Francesca M. Edwardson	C. Roger Lewis

/s/ William E. Ferry	/s/ Brenda I. Morris
William E. Ferry	Brenda I. Morris

/s/ David C. Finch
David C. Finch